Exhibit 99.1

Pioneer Power Announces Financial Results for Fourth Quarter and Full Year 2025

Full Year Revenue of $27.6 Million, Up 21% and In-line with Guidance

FORT LEE, N.J., April 8, 2026 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2025.

Strategic Business Highlights

●	Global Expansion of e-Boost Ecosystem: Successfully entered a strategic international agreement to scale e-Boost mobile charging technology globally. By leveraging a high-margin franchise model and local partnerships, the Company is preparing to capture the rapid surge in international EV demand while maintaining a capital-light growth strategy.

●	PRYMUS Platform Aligns with Edge AI & Industrial Growth: Launched the PRYMUS Mobile Distributed Energy Platform, a novel solution designed to deliver 1 MW to 10 MW blocks of sustainably-fueled, off-grid power. PRYMUS is intended to address the “power-gap” facing the growing Edge AI and Data Center sectors, by offering megawatt-scale deployment expected in months rather than the years generally required for traditional grid connectivity.

●	Defining the Premium Residential “Prime Power” Category: Debuted the PowerCore Residential Prime Energy Platform in December 2025 at a fully subscribed, invite-only Miami event. PowerCore is the market’s only known 24/7/365 whole-home resiliency solution with integrated high-speed charging. PowerCore is designed to elevate the premium residential experience by providing energy independence and mission-critical reliability, decoupled from the vulnerabilities of the traditional aging power grid.

●	e-Boost Strengthens Its Position as the Standard in Mobile EV Charging: Continued to support e-Boost’s position as a solution for high-capacity mobile EV charging, with steady demand across core markets. With an established leasing and service model generating recurring revenue, e-Boost serves as the foundation of the Company’s broader distributed energy ecosystem.

Q4 2025 Financial Highlights

●	Revenue was $5.6 million, compared to $9.8 million for the same quarter in 2024.

●	Gross profit was $1.3 million, or a gross margin of 23.5%, as compared to $2.8 million, or a gross margin of 28.9%, for the same quarter in 2024.

●	Operating loss was $(1.1) million, unchanged from $(1.1) million for the same quarter in 2024.

●	Non–GAAP operating income* from continuing operations, which excludes corporate overhead expenses, research and development expenses, depreciation and amortization expenses and non-recurring professional fees, was $589,000, as compared to $1.9 million for the same quarter in 2024.

●	Net loss was $(1.4) million, inclusive of loss from discontinued operations of $(17,500), as compared to net income of $36.3 million, inclusive of income from discontinued operations of $35.5 million, in the year ago quarter.

Full Year 2025 Financial Highlights

●	Revenue was $27.6 million, up 20.8% and in-line with Company guidance, compared to $22.9 million for the year ended December 31, 2024.

●	Gross profit was $3.4 million, or a gross margin of 12.4%, as compared to $5.5 million, or a gross margin of 24.1%, for the year ended December 31, 2024.

●	Operating loss from continuing operations was $(6.6) million, as compared to $(5.2) million for the year ended December 31, 2024.

●	Non–GAAP operating loss* from continuing operations, which excludes corporate overhead expenses, research and development expenses, depreciation and amortization expenses and non-recurring professional fees, was $(98,000), as compared to non-GAAP operating income of $2.5 million for the year ended December 31, 2024.

●	Net loss was $(6.0) million, inclusive of income from discontinued operations of $449,000, as compared to net income of $31.9 million, inclusive of income from discontinued operations of $35.2 million, for the year ended December 31, 2024.

●	Backlog of $12.6 million at December 31, 2025, compared to $19.8 million at December 31, 2024.

●	Cash on hand at December 31, 2025, was $15.0 million, as compared to $41.6 million at December 31, 2024.

●	On January 7, 2025, the Company paid a one-time special cash dividend of an aggregate of $16.7 million.

*A reconciliation between GAAP and non-GAAP measures is provided below. The non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

“We delivered 21% year-over-year revenue growth in 2025 and met our guidance, indicating strong execution and continued demand for our mobile and distributed power solutions,” said Nathan Mazurek, CEO of Pioneer. “Throughout the year, we strategically front-loaded investments to scale our manufacturing platform. The higher initial build costs associated with our new power systems, PRYMUS and PowerCore, were one-time refinements that we believe were needed to allow for a more efficient, high-margin production model as we move into 2026.

“We are now at an important stage of our development. Pioneer has expanded beyond mobile EV charging into providing mobile distributed energy systems, engineered to solve two urgent power challenges of the recent years: the infrastructure bottleneck of AI-driven compute and the escalating demand for residential energy independence. By launching PRYMUS and PowerCore, we have expanded our addressable market and shifted our portfolio toward what we believe to be mission-critical, high-value deployments.

“The market response is encouraging. PRYMUS is offering solutions to the ‘power gap’ for edge AI and data centers, with initial engagements secured in the first quarter of 2026 and shipments scheduled for 2027. Meanwhile, PowerCore is set to begin shipments in the second half of this year, intended to capture a premium residential segment that is increasingly decoupling from traditional grid constraints.

“As we look ahead to 2026, we expect our core e-Boost business to provide a stable, reliable foundation, while our new platforms serve as the primary engines for significant growth over the long-term. Early customer engagement and the quality of our initial orders for PRYMUS and PowerCore suggest that our strategy is aligned with the market’s trajectory. We are no longer just preparing for growth. We are responding to and taking active steps to capture market demand by investing in a robust pipeline of high-value deployments that we believe will drive significant long-term value for our shareholders.”

Fourth Quarter 2025 Financial Results

Revenue

Revenue for the three months ended December 31, 2025, was $5.6 million, a decrease of 42.3%, as compared to $9.8 million during the fourth quarter of last year, primarily due to a decrease in revenues from a large project-based shipments in the prior-year period with no comparable shipments in the current quarter.

Gross Profit/Margin

Gross profit for the fourth quarter of 2025 was $1.3 million, or a 23.5% gross margin, compared to gross profit of $2.8 million, or a 28.9% gross margin, for the same period in 2024. The decrease in gross profit was primarily attributable to a decrease in revenue.

Operating Loss from Continuing Operations

For the three months ended December 31, 2025, operating loss from continuing operations was $(1.1) million, unchanged from the same period in 2024.

Net Loss from Continuing Operations

The Company’s net loss from continuing operations was $(1.4) million for the three months ended December 31, 2025, as compared to net income from continuing operations of $759,000 for the same period in 2024.

Net Loss

Net loss was $(1.4) million, inclusive of loss from discontinued operations of $17,500, as compared to net income of $36.3 million, inclusive of income from discontinued operations of $35.5 million, for the same period last year.

Full Year 2025 Financial Results from Continuing Operations

Revenue

Revenue for the year ended December 31, 2025, was $27.6 million, an increase of 20.8% as compared to $22.9 million for the year ended December 31, 2024. The increase in revenue is primarily due to an increase in sales and rentals of the Company’s suite of mobile EV charging solutions, e-Boost, partially offset by a decrease in service sales.

Gross Profit/Margin

Gross profit for 2025 was $3.4 million, or a 12.4% gross margin, compared to gross profit of $5.5 million, or a 24.1% gross margin, for the same period in 2024. The decrease in gross margin was primarily attributable to an unfavorable sales mix, in addition to a contract that generated lower margins on the initial e-Boost units due to higher costs incurred during the early stages of production as the Company refined its manufacturing processes and optimized build efficiency.

Operating Loss from Continuing Operations

Operating loss from continuing operations for the year ended December 31, 2025, was ($6.6) million as compared to ($5.2) million during the prior year.

Net Loss from Continuing Operations

Net loss from continuing operations for the year ended December 31, 2025, was ($6.4) million, as compared to ($3.3) million during the year ended December 31, 2024. During 2025, the Company recognized $35,000 of non-cash, stock-based compensation expense as compared to $1.1 million during the same period last year. Additionally, the Company recorded a loss from its equity method investment of $601,000 during 2025, as compared to no loss or income during the same period last year.

Net Income (Loss)

Net loss was $(6.0) million, inclusive of income from discontinued operations of $449,000, as compared to net income of $31.9 million, inclusive of income from discontinued operations of $35.2 million, for the year ended December 31, 2024.

Balance Sheet

As of December 31, 2025, the Company had $15.0 million of cash on hand and working capital of $20.7 million, compared to $41.6 million of cash on hand and working capital of $26.7 million as of December 31, 2024. The decrease in cash on hand is primarily due to the payment of a one-time special cash dividend of an aggregate of $16.7 million on January 7, 2025, and the payment of federal and state income taxes during the year ended December 31, 2025. The Company had no bank debt as of December 31, 2025.

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), this document references certain non-GAAP financial measures. The Company defines non-GAAP operating income (loss) from continuing operations as GAAP operating income (loss) from continuing operations excluding corporate overhead expenses, research and development expenses, depreciation and amortization expenses, and non-recurring professional fees. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

The Company’s management uses non-GAAP operating income (loss) from continuing operations (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of this non-GAAP measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes this non-GAAP measure should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP in order to provide a more complete understanding of the trends affecting the business.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions designed for speed, flexibility, and sustainability. Since its launch in November 2021, e-Boost has established itself as the market leader, delivering mobile, off-grid charging solutions with an extensive range of platforms. Utilized by electric bus and truck manufacturers, fleet management companies, municipalities, and EV infrastructure providers, e-Boost is setting the standard for innovative, all-inclusive EV charging solutions. To learn more about Pioneer’s e-Boost, please visit its website at www.pioneer-emobility.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) global events beyond our control, including war, public health crises, such as pandemics and epidemics, trade disputes, economic sanctions, trade wars and their collateral impacts and other international events, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

— Tables Follow –

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(In thousands, except for share and per share amounts)

	For the Year Ended
	December 31,
	2025	2024
Revenues	$27,627	$22,879
Cost of goods sold	24,201	17,365
Gross profit	3,426	5,514
Operating expenses
Selling, general and administrative	9,146	9,712
Research and development	875	1,050
Total operating expenses	10,021	10,762
Operating loss from continuing operations	(6,595)	(5,248)
Interest income, net	739	431
Other (expense) income, net	(518)	50
Loss before income taxes	(6,374)	(4,767)
Income tax expense (benefit)	74	(1,418)
Net loss from continuing operations	(6,448)	(3,349)
Income from discontinued operations, net of income taxes	449	35,204
Net (loss) income	$(5,999)	$31,855

Basic (loss) earnings per share:
Loss from continuing operations	$(0.58)	$(0.31)
Earnings from discontinued operations	0.04	3.28
Basic (loss) earnings per share	$(0.54)	$2.97

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.58)	$(0.31)
Earnings from discontinued operations	0.04	3.21
Diluted (loss) income per share	$(0.54)	$2.90

Weighted average common shares outstanding:
Basic	11,103,623	10,745,217
Diluted	11,187,868	10,953,861

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(In thousands, except for share amounts)

	December 31,
	2025	2024
ASSETS
Current assets
Cash	$14,959	$41,622
Accounts receivable, net of allowance for credit losses of $23 and $13 as of December 31, 2025, and 2024, respectively	3,133	7,826
Inventories	6,315	6,068
Prepaid expenses and other current assets	1,134	1,141
Total current assets	25,541	56,657
Property and equipment, net	5,400	6,503
Operating lease right-of-use assets, net	1,144	530
Financing lease right-of-use assets, net	332	221
Investments	418	2,000
Lease receivable	2,576	-
Other assets	44	40
Total assets	$35,455	$65,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,745	$4,543
Current portion of operating lease liabilities, net	223	244
Current portion of financing lease liabilities, net	123	109
Deferred revenue	791	991
Consideration due to buyer	-	3,347
Income taxes payable	-	4,079
Dividend payable	-	16,665
Total current liabilities	4,882	29,978
Operating lease liabilities, non-current portion, net	936	301
Financing lease liabilities, non-current portion, net	219	121
Other long-term liabilities	101	122
Total liabilities	6,138	30,522
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 11,095,266 and 11,120,266 shares issued and outstanding on December 31, 2025, and 2024, respectively	11	11
Additional paid-in capital	35,305	35,418
Accumulated deficit	(5,999)	-
Total stockholders’ equity	29,317	35,429
Total liabilities and stockholders’ equity	$35,455	$65,951

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Cash Flows

(In thousands)

	For the Year Ended
	December 31,
	2025	2024
Operating activities
Net (loss) income	$(5,999)	$31,855
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation	1,027	716
Amortization of right-of-use financing leases	137	129
Non cash lease expense	228	224
Change in allowance for credit losses	120	35
Stock-based compensation	35	1,055
Gain on sale of PCEP business	-	(35,044)
Loss attributable to equity method investee	601	-
Write-off of costs related to contract settlement	238	-
Loss on disposal of property and equipment	112	177
Selling profit on sales-type leases	(1,335)	-
Gain on change in consideration due to buyer	(1,147)	-
Changes in current operating assets and liabilities:
Accounts receivable, net	4,791	(10,360)
Inventories	193	(14,536)
Prepaid expenses and other assets	603	4,558
Assets held for sale	-	14,320
Liabilities held for sale	-	(9,468)
Accounts payable, accrued liabilities and other liabilities	(894)	11,609
Income taxes	(4,079)	(1,418)
Deferred revenue	(200)	684
Operating lease liabilities	(249)	(748)
Net cash used in operating activities	(5,818)	(6,212)

Investing activities
Purchase of property and equipment	(2,677)	(3,759)
Proceeds from sale of PCEP business, net of transaction costs	-	42,635
Payment of consideration payable	(2,200)	-
Dividend received from equity method investee	981	-
Net cash (used in)/ provided by investing activities	(3,896)	38,876

Financing activities
Net proceeds from the exercise of options for common stock	-	519
Net proceeds from issuance of common stock	-	4,986
Payment of cash dividend	(16,665)	-
Principal repayments of financing leases	(136)	(129)
Payments for tax withholding related to vesting of restricted stock units	(148)	-
Net cash (used in)/ provided by financing activities	(16,949)	5,376

(Decrease) increase in cash	(26,663)	38,040
Cash
Cash, beginning of year	41,622	3,582
Cash, end of year	$14,959	$41,622

Supplemental cash flow information:
Interest paid	$8	$35
Income taxes paid, net of refunds	4,922	7
Non-cash investing and financing activities:
Surrender and retirement of common stock	-	344
Transfer from property and equipment to inventory	(440)	-
Sales-type lease origination	2,867	-
Derecognition of assets in exchange for net investment in sales-type lease	(1,532)	-
Property and equipment obtained in exchange for accounts payable and accrued liabilities	(96)	272
Finance lease ROU assets obtained in exchange for finance lease liabilities	248	-
Operating lease ROU assets obtained in exchange for operating lease liabilities	842	330
Cash dividend declared	-	16,665

PIONEER POWER SOLUTIONS, INC.

Reconciliation of Non-GAAP Measures

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2025	2024	2025	2024

GAAP operating loss from continuing operations	$(1,093)	$(1,073)	$(6,595)	$(5,248)
Corporate overhead expenses	1,106	2,109	4,100	5,324
Research and development expenses	149	345	875	1,050
Depreciation and amortization expenses	319	351	1,164	837
Non-recurring professional fees	108	209	358	515
Non-GAAP operating income (loss) from continuing operations	$589	$1,941	$(98)	$2,478